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                                                                     EXHIBIT 5.1


             [LETTERHEAD OF GLAST, PHILLIPS & MURRAY APPEARS HERE]

                                April 30, 1997


Inland Resources Inc
475 17th Street, Suite 1500
Denver, Colorado 80202

     Re: Form S-8 Registration Statement relating to the registration of 500,000 shares of common stock, $.001 par value, of Inland Resources Inc./1997 Stock Option Plan
          Our File No.: 09004-140

Gentlemen:

     We are acting as counsel for Inland Resources Inc., a Washington corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of a Registration Statement for the Company on Form S-8 filed with the Securities and Exchange Commission ("SEC") (the "Registration Statement"), covering an aggregate of 500,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company which may be issued pursuant to the Company's 1997 Stock Option Plan (the "Plan") to certain persons who are eligible employees of the Company as such eligibility is defined in the Plan.

     In that connection, we have examined the Form S-8 Registration Statement in the form to be filed with the SEC. We have also examined and are familiar with the originals or authenticated copies of all corporate or other documents, records and instruments that we have deemed necessary or appropriate to enable us to render the opinion expressed below.

     We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that all information submitted to us was accurate and complete and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. In addition, we have assumed that the Shares will not be issued for consideration equal to less than the par value thereof and that the form of consideration to be received by the Company for the Shares will be lawful consideration under the Washington Business Corporation Act.

     Based on the foregoing and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares, or any portion thereof, when issued as described in the Registration Statement, will be validly issued by the Company, fully paid and nonassessable.

     This opinion is limited in all respects to the laws of the United States of America and the Washington Business Corporation Act.

     This opinion may be filed as an exhibit to the Registration Statement.



                                    Sincerely,


                                    /s/ Glast, Phillips & Murray, P.C.
                                    GLAST, PHILLIPS & MURRAY, P.C.


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